Exhibit 99.B(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 27, 2011, relating to the financial statements and financial highlights which appear in the August 31, 2011 Annual Report to Shareholders of The RBB Funds, Inc. comprised of the Schneider Small Cap Portfolio, Schneider Value Portfolio, Bogle Investment Management Small Cap Growth Fund, Marvin & Palmer Large Cap Growth Fund, Free Market Fixed Income Fund, Free Market International Equity Fund,  Free Market U.S. Equity Fund, and the Money Market Portfolio, which appear in the August 31, 2011 Annual Reports to Shareholders of the aforementioned portfolios of The RBB Funds, Inc, which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 28, 2011